 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): OCTOBER 4, 2006

THE SINGING MACHINE COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-24968	95-3795478
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6601 Lyons Road, Bldg. A-7, Coconut Creek, Fl 33073
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (954) 596-1000

Copies to:
Darrin M. Ocasio, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 4, 2006, The Singing Machine Company, Inc. (the “Company”) entered into an Employment Agreement with Alicia Haskamp, a key employee of the Company, as its Senior Vice President of Sales and Product Development. Pursuant to the Employment Agreement, the Company will employ Ms. Haskamp for a period of 2 years commencing November 1, 2006. Ms. Haskamp will be paid an annual base salary of $160,000. In addition, Ms. Haskamp will be eligible to earn an annual cash bonus based on meeting performance objectives and bonus criteria. Further, Ms. Haskamp will be entitled to participate in any employee compensation plan of the Company, duly authorized by the Board of Directors.

During the term of her employment and for a period thereafter, Ms. Haskamp will be subject to non-competition and non-solicitation provisions, subject to standard exceptions.

Ms. Haskamp had been Managing Director of the Company's operations in Asia since 2000, with responsibility for sourcing, product development, engineering, production, vendor relationship management and international sales. From 1998 to 2000, Ms. Haskamp was Vice President of Operations for Ulysse Nardin USA, a Swiss luxury watch company, and served as Human Resources Manager for Nike Asia Pacific from 1996 to 1998. Earlier, she founded and ran executive search firms in Hong Kong and Thailand. Ms. Haskamp holds a BA in Business Administration from Pacific Southern University.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

Not applicable.

(b) PRO FORMA FINANCIAL INFORMATION.

Not applicable.

(c) EXHIBITS.

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Employment Agreement dated as of October 4, 2006 by and between The Singing Machine Company, Inc. and Alicia Haskamp.
99.1	Press release of The Singing Machine Company, Inc. dated October 6, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SINGING MACHINE COMPANY, INC.

Date: October 6, 2006	/s/ Yi Ping Chan
Yi Ping Chan Interim CEO and Chief Operating Officer